                                                                  EXECUTION COPY




================================================================================














                       LORAL SPACE & COMMUNICATIONS LTD.,
                                     Issuer


                          9-1/2% Senior Notes due 2006



                          ----------------------------



                                    INDENTURE



                          Dated as of January 15, 1999



                          ----------------------------









                              THE BANK OF NEW YORK,
                                     Trustee











================================================================================

                              CROSS-REFERENCE TABLE



  TIA                                                              Indenture
Section                                                             Section
-------                                                             -------

310(a)(1)                  ...........................................7.10
      (a)(2)               ...........................................7.10
      (a)(3)               ...........................................N.A.
      (a)(4)               ...........................................N.A.
      (b)                  ...........................................N.A.
      (c)                  ...........................................N.A.
311(a)                     ...........................................7.11
      (b)                  ...........................................7.11
      (c)                  ...........................................N.A.
312(a)                     ...........................................N.A.
      (b)                  ...........................................11.03
      (c)                  ...........................................11.03
313(a)                     ...........................................7.06
      (b)(1)               ...........................................N.A.
      (b)(2)               ...........................................7.06
      (c)                  ...........................................N.A.
      (d)                  ...........................................N.A.
314(a)                     ...........................................N.A.
314(a)(4)                  ...........................................4.14
      (b)                  ...........................................N.A.
      (c)(1)               ...........................................N.A.
      (c)(2)               ...........................................N.A.
      (c)(3)               ...........................................N.A.
      (d)                  ...........................................N.A.
      (e)                  ...........................................N.A.
      (f)                  ...........................................N.A.
315(a)                     ...........................................N.A.
      (b)                  ...........................................N.A.
      (c)                  ...........................................N.A.
      (d)                  ...........................................N.A.
      (e)                  ...........................................N.A.
316(a)(last sentence)      ...........................................N.A.
      (a)(1)(A)            ...........................................N.A.
      (a)(1)(B)            ...........................................N.A.
      (a)(2)               ...........................................N.A.
      (b)                  ...........................................N.A.
317(a)(1)                  ...........................................N.A.
      (a)(2)               ...........................................N.A.
      (b)                  ...........................................N.A.
318(a)                     ...........................................N.A.

                                                      N.A. means Not Applicable.


----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS


                                    ARTICLE 1
                                                                            Page
                                                                            ----

                   Definitions and Incorporation by Reference


SECTION 1.01.  Definitions ................................................    1
SECTION 1.02.  Other Definitions ..........................................   24
SECTION 1.03.  Incorporation by Reference of Trust
                 Indenture Act ............................................   24
SECTION 1.04.  Rules of Construction ......................................   25


                                    ARTICLE 2

                                 The Securities


SECTION 2.01.  Form and Dating ............................................   26
SECTION 2.02.  Execution and Authentication ...............................   26
SECTION 2.03.  Registrar and Paying Agent .................................   27
SECTION 2.04.  Paying Agent To Hold Money in Trust ........................   27
SECTION 2.05.  Holder Lists ...............................................   28
SECTION 2.06.  Transfer and Exchange ......................................   28
SECTION 2.07.  Replacement Securities .....................................   29
SECTION 2.08.  Outstanding Securities .....................................   29
SECTION 2.09.  Temporary Securities .......................................   30
SECTION 2.10.  Cancelation ................................................   30
SECTION 2.11.  Defaulted Interest .........................................   30
SECTION 2.12.  CUSIP Numbers ..............................................   30
SECTION 2.13.  Amount of Securities,
                 Issuable in Series .......................................   31


                                    ARTICLE 3

                                   Redemption


SECTION 3.01.  Right of Redemption ........................................   32
SECTION 3.02.  Notices to Trustee .........................................   33
SECTION 3.03.  Selection of Securities To Be
                 Redeemed .................................................   34
SECTION 3.04.  Notice of Redemption .......................................   34
SECTION 3.05.  Effect of Notice of Redemption .............................   35
SECTION 3.06.  Deposit of Redemption Price ................................   35
SECTION 3.07.  Securities Redeemed in Part ................................   35
SECTION 3.08.  Special Tax Redemption .....................................   36

                                    ARTICLE 4

                                    Covenants


SECTION 4.01.  Intentionally Omitted ......................................   37
SECTION 4.02.  Payment of Securities ......................................   37
SECTION 4.03.  Reports ....................................................   37
SECTION 4.04.  Restricted Payments ........................................   38
SECTION 4.05.  Incurrence of Indebtedness and
                 Issuance of Preferred Stock ..............................   42
SECTION 4.06.  Liens ......................................................   45
SECTION 4.07.  Sale and Leaseback Transactions ............................   45
SECTION 4.08.  Dividend and Other Payment Restrictions
                 Affecting Restricted Subsidiaries ........................   45
SECTION 4.09.  Designation of Restricted and
                 Unrestricted Subsidiaries ................................   48
SECTION 4.10.  Transactions with Affiliates ...............................   48
SECTION 4.11.  Limitation on Issuances and Guarantees
                 of Indebtedness ..........................................   50
SECTION 4.12.  Business Activities ........................................   50
SECTION 4.13.  Change of Control ..........................................   50
SECTION 4.14.  Asset Sales ................................................   52
SECTION 4.15.  Additional Amounts .........................................   54
SECTION 4.16.  Compliance Certificate; Statement by
                 Officers as to Default ...................................   57
SECTION 4.17.  Further Instruments and Acts ...............................   57


                                    ARTICLE 5

                                Successor Issuer


SECTION 5.01.  When Issuer May Merge, Consolidate
                 or Sell Assets ...........................................   57


                                    ARTICLE 6

                              Defaults and Remedies


SECTION 6.01.  Events of Default ..........................................   59
SECTION 6.02.  Acceleration ...............................................   61
SECTION 6.03.  Other Remedies .............................................   62
SECTION 6.04.  Waiver of Past Defaults ....................................   62
SECTION 6.05.  Control by Majority ........................................   62
SECTION 6.06.  Limitation on Suits ........................................   63
SECTION 6.07.  Rights of Holders to Receive Payment .......................   63
SECTION 6.08.  Collection Suit by Trustee .................................   64
SECTION 6.09.  Trustee May File Proofs of Claim ...........................   64
SECTION 6.10.  Priorities .................................................   64

SECTION 6.11.  Undertaking for Costs ......................................   64
SECTION 6.12.  Waiver of Stay or Extension Laws ...........................   65


                                    ARTICLE 7

                                     Trustee


SECTION 7.01.  Duties of Trustee ..........................................   65
SECTION 7.02.  Rights of Trustee ..........................................   67
SECTION 7.03.  Individual Rights of Trustee ...............................   67
SECTION 7.04.  Trustee's Disclaimer .......................................   68
SECTION 7.05.  Notice of Defaults .........................................   68
SECTION 7.06.  Reports by Trustee to Holders ..............................   68
SECTION 7.07.  Compensation and Indemnity .................................   68
SECTION 7.08.  Replacement of Trustee .....................................   69
SECTION 7.09.  Successor Trustee by Merger ................................   70
SECTION 7.10.  Eligibility; Disqualification ..............................   71
SECTION 7.11.  Preferential Collection of Claims
                 Against Issuer ...........................................   71


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance


SECTION 8.01.  Discharge of Liability on Securities;
                 Defeasance ...............................................   71
SECTION 8.02.  Conditions to Defeasance ...................................   72
SECTION 8.03.  Application of Trust Money .................................   74
SECTION 8.04.  Repayment to Issuer ........................................   75
SECTION 8.05.  Indemnity for Government Obligations .......................   75
SECTION 8.06.  Reinstatement ..............................................   75


                                    ARTICLE 9

                                   Amendments


SECTION 9.01.  Without Consent of Holders .................................   76
SECTION 9.02.  With Consent of Holders ....................................   76
SECTION 9.03.  Compliance with Trust Indenture Act ........................   78
SECTION 9.04.  Revocation and Effect of Consents
                 and Waivers ..............................................   78
SECTION 9.05.  Notation on or Exchange of Securities ......................   78
SECTION 9.06.  Trustee To Sign Amendments .................................   79
SECTION 9.07.  Payment for Consent ........................................   79

                                   ARTICLE 10

                                  Miscellaneous


SECTION 10.01. Trust Indenture Act Controls ...............................   79
SECTION 10.02. Notices ....................................................   79
SECTION 10.03. Communication by Holders with Other
                 Holders ..................................................   80
SECTION 10.04. Certificate and Opinion as to
                 Conditions Precedent .....................................   80
SECTION 10.05. Statements Required in Certificate or
                 Opinion ..................................................   81
SECTION 10.06. When Securities Disregarded ................................   81
SECTION 10.07. Rules by Trustee, Paying Agent and
                 Registrar ................................................   81
SECTION 10.08. Legal Holidays .............................................   81
SECTION 10.09. Governing Law ..............................................   82
SECTION 10.10. No Recourse Against Others .................................   82
SECTION 10.11. Successors .................................................   82
SECTION 10.12. Multiple Originals .........................................   82
SECTION 10.13. Table of Contents; Headings ................................   82
SECTION 10.14. Jurisdiction, Consent to
                    Service of Process ....................................   83

Rule 144A/Regulation S Appendix

     INDENTURE dated as of January 15, 1999, between Loral Space & Communications Ltd., a Bermuda company (the "Issuer") and The Bank of New York, a New York banking corporation (the "Trustee").


     The Issuer and the Trustee agree as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's 9-1/2% Senior Notes due 2006 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Issuer's 9-1/2% Senior Notes due 2006 (the "Exchange Securities") and, if and when issued pursuant to a private exchange for Initial Securities, the Issuer's 9-1/2% Senior Notes due 2006 (the "Private Exchange Securities", together with the Exchange Securities and the Initial Securities, the "Securities"). The term "Securities" shall also refer to any additional series of Securities authorized by Section 2.13.


                                    ARTICLE 1

                   Definitions and Incorporation by Reference


     SECTION 1.01. Definitions.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Asset Sale" means:

          (1) the sale, lease, transfer, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices (other than a sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole); and

          (2) the issuance of Equity Interests in any of the Issuer's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that: (A) involves assets having a fair market value of less than $5 million; or (B) results in net proceeds to the Issuer and its Restricted Subsidiaries of less than $5 million;

          (2) a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

          (4) the sale or lease of satellites, transponders or other equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (5) the sale or other disposition of cash or Cash Equivalents;

          (6) a Restricted Payment or Permitted Investment that is permitted under Section 4.04; and

          (7) the issuance of partnership interests by CyberStar, L.P. pursuant to participation bonuses in accordance with Section 4.3 of the CyberStar, L.P. partnership agreement.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The term "beneficially owns" shall have a corresponding meaning.

     "Board of Directors" means the Board of Directors of the Issuer.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition;

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

          (7) the Goldman Sachs US$ Liquid Reserves Fund and other funds with substantially similar investment policies.


     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

          (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Issuer, measured by voting power rather than number of shares;

          (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

          (5) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission or any successor agency.

     "Consolidated Capital Ratio" of any Person as of any date means the ratio of (1) the Total Indebtedness of such Person then outstanding to (2) the stockholders' equity as of such date as shown on the consolidated balance sheet of such Person in accordance with GAAP (which, in the case of the Issuer, shall include the Series C Preferred Stock) after giving pro forma effect to (a) the incurrence of any Indebtedness proposed to be incurred or the issuance of any Disqualified Stock or Preferred Stock of a Subsidiary proposed to be issued and the receipt and application of the proceeds thereof,
(b) any other Indebtedness incurred, Disqualified Stock issued or Preferred Stock of any Subsidiary issued or the repayment or retirement of any of the foregoing since such balance sheet date and the receipt and application of the proceeds thereof and (c) any asset dispositions or asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that has occurred since such balance sheet date, in each case as if they had occurred and such proceeds had been applied on the date of such balance sheet.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, amounts in respect of items (1), (2) and (4) for a Restricted Subsidiary of the Issuer shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Issuer only to the extent that a corresponding percentage of the Consolidated Net Income of such Restricted Subsidiary would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Leverage Ratio" means the ratio of (1) the Total Indebtedness of the Issuer outstanding as of the most recent available quarterly or annual balance sheet to (2) the Consolidated Cash Flow of the Issuer for the four full fiscal quarters next preceding the incurrence of such Indebtedness or the issuance of such Disqualified Stock for which consolidated financial statements are available; provided that pro forma effect shall be given to (a) the incurrence of any Indebtedness proposed to be incurred or the issuance of any Disqualified Stock or Preferred Stock of a Subsidiary proposed to be issued and the receipt and application of the proceeds thereof, (b) any other Indebtedness incurred, Disqualified Stock issued or Preferred Stock of any Subsidiary issued or the repayment or retirement of any of the foregoing since the beginning of such four fiscal quarter period and the receipt and application of the proceeds thereof and (c) any asset dispositions or asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that has occurred during such four fiscal quarter period, in each case as if they had occurred and such proceeds had been applied on the first day of such four fiscal quarter period.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified person or one of its Subsidiaries; and

          (5) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

     "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and any other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill (but not any other intangible assets) which under GAAP would be included on such consolidated balance sheet.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who:

          (1) was a member of the Board of Directors on the Issue Date; or

          (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

     "Credit Agreement" means that certain Amended and Restated Credit and Participation Agreement among Loral SpaceCom Corporation, Space Systems/Loral, Inc., certain lending banks, Bank of America National Trust and Savings Association, as Administrative Agent, and Istituto Bancario San Paolo Di Torino S.P.A., individually and as Italian Export Financing Arranger and as Selling Bank, dated as of November 14, 1997, providing for up to $850 million of credit extensions, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Other Permitted Consideration" means the fair market value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Other Permitted Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Other Permitted Consideration.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 4.04.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public or private sale of Equity Interests (other than Disqualified Stock) of the Issuer, other than private sales to an Affiliate of the Issuer.

     "Event of Default" has the meaning set forth in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

     "Existing Indebtedness" means Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by any such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Globalstar" means Globalstar, L.P., a Delaware limited partnership.

     "GTL" means Globalstar Telecommunications Limited, a Bermuda company.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements entered into in the ordinary course of business and consistent with past practices designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Holders" means the registered holders from time to time of the Securities.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, excluding letters of credit supporting obligations under customer contracts until such letters of credit are drawn;

          (3) banker's acceptances;

          (4) Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; and

          (3) in the case of an obligation under a Hedging Obligation (A) zero if such obligation has been incurred pursuant to clause (7) of paragraph
     (b) of Section 4.05 or (B) the notional amount of such obligation if not incurred pursuant to such clause.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity

Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that Investments shall not include any commercially reasonable (as determined in good faith by either the Board of Directors or senior management of the Issuer) extensions of credit to, or Investments made in, any Person in connection with the purchase or sale of satellites or satellite services. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer and is not a Permitted Venture, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in paragraph (c) of Section 4.04.

     "Issue Date" means the date on which the Securities were originally issued.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Liquidated Damages" means additional cash interest with respect to the Securities payable upon the occurrence of certain events as specified in the Registration Rights Agreement dated as of January 21, 1999, among the Issuer and the Initial Purchasers named therein.

     "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are (1) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (2) issued by a corporation having a total equity market capitalization of not less than $250 million; provided that the excess of (a) the aggregate amount of securities of any one such corporation held by the Issuer and any Restricted Subsidiary over
(b) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (A) any Asset Sale or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any one or more Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness as to which neither the Issuer nor any of its Restricted Subsidiaries (other than the Restricted Subsidiary that is the primary obligor and its Subsidiaries so long as no Capital Stock of such Subsidiaries is owned by the Issuer or any other Restricted Subsidiary) (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable as a guarantor or otherwise, or (3) constitutes the lender.

     "Obligations" means any principal, premium if any, interest, penalties, fees, indemnifications, guarantees, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offer to Purchase" means a written offer (the "Offer") sent by the Issuer by first class mail, postage prepaid, to each Holder at his address appearing in the Securities register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date for purchase of Securities within five Business Days after the Expiration Date. The Issuer shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuer's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer. The Offer shall contain information concerning the business of the Issuer and its Subsidiaries which the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum shall include (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (2) a description of material developments in the Issuer's business subsequent to the date of the latest of such financial statements referred to in clause (1) (including a description of the events requiring the Issuer to make the Offer to Purchase), (3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuer to make the Offer to Purchase and (4) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Issuer.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means an opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer or the Trustee.

     "Permitted Business" means any of the lines of business conducted by the Issuer and its Restricted Subsidiaries or its existing Permitted Ventures on the Issue Date and any other space or communication businesses and any business reasonably related thereto.

     "Permitted Investments" means:

          (1) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person engaged in a Permitted Business, if as a result of such
     Investment:

               (A) such Person becomes a Restricted Subsidiary of the Issuer; or

               (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.14.

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

          (6) Hedging Obligations;

          (7) Investments in Permitted Ventures;

          (8) Investments existing on the Issue Date;

          (9) Investments in Skybridge, L.P. that are either (A) required pursuant to the partnership agreement in existence on the Issue Date or (B) required to avoid disproportionate dilution to the Issuer's equity interest therein pursuant to such partnership agreement or to avoid financial penalties; and

          (10) other Investments in any Person principally engaged in Permitted Businesses having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) at any time outstanding not to exceed 5% of the Issuer's Consolidated Tangible Assets.

     "Permitted Liens" means:

          (1) Liens on assets of the Issuer or its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that are permitted by the terms of this Indenture to be incurred;

          (2) Liens in favor of the Issuer or any of its Restricted
     Subsidiaries;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;

          (4) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of paragraph (b) of Section 4.05;

          (7) Liens existing on the Issue Date and Liens the Issuer or any Restricted Subsidiary are or may be obligated to create pursuant to agreements in existence on the Issue Date;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (9) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $50 million at any one time outstanding;

          (10) other Liens incidental to the conduct of the Issuer's and its Restricted Subsidiaries' businesses or the ownership of their respective property not securing any Indebtedness, and which do not in the aggregate materially detract from the value of the Issuer's and its Restricted Subsidiaries' property when taken as a whole, or materially impair the use thereof in the operation of their respective businesses; and

          (11) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all customary expenses incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Venture" means:

          (1) a corporation, partnership or other entity other than a Subsidiary of the Issuer engaged in one or more Permitted Businesses in respect of which the Issuer or a Restricted Subsidiary (A) beneficially owns at least 20% of the Capital Stock of such entity and (B) either is a party to an agreement providing for one or more parties to such agreement (which may or may not be the Issuer or a Subsidiary of the Issuer), or is a member of a group that, pursuant to the constituent documents of the applicable corporation, partnership or other entity, has the power to direct the policies, management and affairs of such entity; or

          (2) GTL, so long as Globalstar is a Permitted Venture and GTL's principal asset consists of Equity Interests in Globalstar.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Secu rity which is due or overdue or is to become due at the relevant time.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividend or the making of any other payment or distribution on account of its Equity Interests (including, without limitation, any distribution, dividend or payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of its Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer);

          (2) the purchase, redemption or other acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) of any Equity Interests of the Issuer, any Restricted Subsidiary of the Issuer or any direct or indirect parent of the Issuer;

          (3) the making of any payment on or with respect to, or the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness that is subordinated to the Securities, except the scheduled payment of interest or principal at the Stated Maturity thereof; or

          (4) the making of any Restricted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.

     "Securities" means the Securities issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended (or any successor act) and the rules and regulations thereunder.

     "Series C Preferred Stock" means the Issuer's 6% Series C Convertible Redeemable Preferred Stock due 2007.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated by the Commission, as such Regulation is in effect on the date hereof, using a percentage of 5% for such calculations instead of the percentage set forth therein.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person, any corporation, partnership, association or other business entity that would be required under GAAP to be consolidated in the financial statements of such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

     "Tangible Net Worth" of any Person as of any date means the Consolidated Tangible Assets of such Person less the Total Indebtedness of such Person.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided by Section 9.03.

     "Total Indebtedness" means, at any time of determination, without duplication, the sum of (1) all Indebtedness of the Issuer and its Restricted Subsidiaries at such time, (2) the aggregate redemption price of any Disqualified Stock and (3) the aggregate liquidation preference of any Preferred Stock of the Issuer's Restricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Subsidiary" means any Subsidiary of the Issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

          (3) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries; and

          (5) has at least one director on its board of directors that is not a director or executive officer of the Issuer or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Issuer or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section
4.04. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.05, the Issuer shall be in default of such Section. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted to be incurred under Section 4.05, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period or balance sheet date, as applicable, and (2) no Default would be in existence following such designation.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.



                  SECTION 1.02.  Other Definitions.

                                                 Defined in
                           Term                   Section
                           ----                   -------

         "Additional Amounts" ...................  4.15
         "Affected Securities" ..................  3.07
         "Affiliate Transaction" ................  4.10
         "Appendix" .............................  2.01
         "Bankruptcy Law" .......................  6.01
         "Change of Control Payment".............  4.13
         "Change of Control Payment Date"........  4.13
         "Change of Law".........................  3.07
         "covenant defeasance option" ...........  8.01(b)
         "Custodian" ............................  6.01
         "Exchange Securities" ..................  Recital
         "Excess Proceeds".......................  4.14
         "Guarantor".............................  4.11
         "incur".................................  4.05
         "Initial Securities" ...................  Recital
         "Issuer" ...............................  Preamble
         "legal defeasance option" ..............  8.01(b)
         "Legal Holiday" ........................ 10.08
         "Notice of Default" ....................  6.01
         "Paying Agent" .........................  2.03
         "Payment Default".......................  6.01
         "Permitted Debt"........................  4.05
         "Private Exchange Securities" ..........  Recital
         "Relevant Jurisdiction".................  4.15
         "Registrar".............................  2.03
         "Securities" ...........................  Recital
         "Special Tax Redemption"................  3.07
         "Taxes".................................  4.15
         "Trustee" ..............................  Preamble
         "United States Taxes"..................   3.07

     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "Commission" means the Commission;

     "indenture securities" means the Securities;

     "indenture security holder" means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limita tion;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP but accretion of principal on such security shall not be deemed to be the incurrence of Indebtedness;

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemp tion or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

          (9) all references to the date the Securities were originally issued and, with respect to the covenants set forth in Article IV (and the related definitions) references to the Issue Date shall refer to the date the Initial Securities were originally issued; and

     (10) the terms "redemption" and "redeemable" shall not be deemed to refer to Offers to Purchase or to repurchases pursuant to Section 4.13 or similar offers or repurchases.

                                    ARTICLE 2

                                 The Securities


     SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. Any subsequent series of Securities and the Trustee's certificate of authentication shall be in substantially the form of Exhibit A, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a resolution of the Board, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the written order of the Issuer in the form of an Officers' Certificate contemplated by Section 2.02 for the authentication and delivery of such Securities. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

     SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Issuer by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenti cates the Security, the Security shall be valid neverthe less.

     At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with a written order of the Issuer in the form of an Officers' Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Issuer shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to a resolution of the Board as permitted by Section 2.13, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

          (1) if the form of such Securities has been established by or pursuant to a resolution of the Board, that such form has been established in conformity with the provisions of this Indenture;

          (2) if the terms of such Securities have been established by or pursuant to a resolution of the Board as permitted by Section 2.13, that such terms have been established in conformity with the provisions of this Indenture; and

          (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     Notwithstanding the provisions of Section 2.13 and the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to delivery the Officers' Certificate otherwise required pursuant to Section 2.13 or the written order of the Company in the form of an Officers' Certificate and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be con clusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and deliver Securities for original issue upon a written order of the Issuer signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appoint ment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authen tication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.03. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Secur ities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any addi tional paying agent.

     The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provi sions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its Wholly Owned Subsidiaries incorporated in the United States may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securi ties.

     SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest and Liquidated Damages (if any) on any Security, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest and Liquidated Damages (if any) when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest and Liquidated Damages (if any) on the Securities and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

     SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) (or any successor provision thereto) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

     Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest and Liquidated Damages (if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

     SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 (or any successor provision thereto) of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Issuer.

     SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstand ing because the Issuer or an Affiliate of the Issuer holds the Security.

     If a Security is replaced pursuant to Sec tion 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest and Liquidated Damages (if any) payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest and Liquidated Damages (if any) on them ceases to accrue.

     SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Secur ities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

     SECTION 2.10 Cancelation. The Issuer at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and may, but shall not be required to, destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation unless the Issuer directs the Trustee to deliver canceled Securities to the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

     SECTION 2.11. Defaulted Interest. If the Issuer defaults in a payment of interest and Liquidated Damages (if any) on the Securities, the Issuer shall pay defaulted interest and Liquidated Damages (if any) (plus interest on such defaulted interest and Liquidated Damages (if any) to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest and Liquidated Damages (if any) to the persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest and Liquidated Damages (if any) to be paid.

     SECTION 2.12. CUSIP Numbers. The Issuer in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the CUSIP numbers.

     SECTION 2.13 Amount of Securities; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is $500,000,000. The Trustee shall authenticate Securities for original issuance on January 21, 1999 in the aggregate principal amount of $350,000,000.

     The Securities may be issued in one or more series. All Securities shall be identical in all respects other than interest rates, issuance dates and issuance prices. There shall be established in or pursuant to a resolution of the Board of Directors and, subject to Section 2.03, set forth, or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

          (2) the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture, which shall be in aggregate principal amounts of not less than $10 million per series and not to exceed $150 million in the aggregate (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.06, 2.07 or 2.09 and except for Securities which, pursuant to
     Section 2.02, are deemed never to have been authenticated and delivered hereunder);

          (3) the rate at which any Securities of the series shall bear interest, the date from which any such interest shall accrue, the interest payment dates on which such interest shall be payable and the record date for such interest payable on any interest payment Date; and

          (4) if applicable, that any Securities of the series shall be issuable in whole or in part in the form or one or more global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends which shall be borne by any such global Security in addition to or in lieu of that set forth in the Appendix and any circumstances in addition to or in lieu of those set forth in the Appendix in which any such global Security maybe exchanged in whole or in part for Securities registered, and any transfer of such global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such global Security or a nominee thereof.

     All Securities of any one series shall be substantially identical except as to denomination. All series shall be identical in all respects other than interest rate and issuance dates.

     If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the supplemental indenture setting forth the terms of the series.

                                    ARTICLE 3

                                   Redemption


     SECTION 3.01. Right of Redemption. (a) Except pursuant to paragraph (b) of this Section 3.01 and as set forth in Section 3.08, the Securities will not be redeemable at the option of the Issuer prior to January 15, 2003. Thereafter, the Securities will be redeemable, at the Issuer's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, Additional Amounts and Liquidated Damages, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on January 15 of the years set forth below:

                                                            Redemption
         Year                                                  Price
         ----                                                  -----
         2003.............................................   104.750%
         2004.............................................   102.375%
         2005 and thereafter..............................   100.000%


     (b) In addition, at any time and from time to time prior to January 15, 2002, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities originally issued under this Indenture at a redemption price (expressed as a percentage of principal amount) of 109.500%, plus accrued and unpaid interest, Additional Amounts and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (1) at least 65% of the aggregate principal amount of Securities originally issued remain outstanding immediately after each such redemption (excluding Securities held by the Issuer and its Subsidiaries) and (2) the redemption must occur within 60 days of the date of the closing of such Equity Offering.

     (c) In the case of any partial redemption (other than a redemption pursuant to paragraph (b) of this Section 3.01), selection of the Securities for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Security of $1,000 in original principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original Security.

     SECTION 3.02. Notices to Trustee. If the Issuer elects to redeem Securities pursuant to Section 3.01 or 3.08, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the section of this Indenture pursuant to which the redemption will occur.

     The Issuer shall give each notice to the Trustee provided for in this
Section 3.02 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the relevant conditions herein.

     SECTION 3.03. Selection of Securities To Be Redeemed. If less than all the Securities are to be redeemed at any time (other than pursuant to Section 3.08), the Trustee shall select the Securities to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not listed, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Secur ities that have denominations larger than $1,000. Secur ities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

     SECTION 3.04. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemp tion of Securities, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

     The notice shall identify the Securities (including CUSIP number(s), if any) to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemp tion price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is pro hibited from making such payment pursuant to the terms of this Indenture, interest and Liquidated Damages (if any) on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.04.

     SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surren der to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and Liquidated Damages (if any) to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.06. Deposit of Redemption Price. On or prior to the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and Liquidated Damages (if any) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuer to the Trustee for cancelation.

     SECTION 3.07. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

     SECTION 3.08. Special Tax Redemption. If the Issuer determines, based upon an Opinion of Counsel, that it has become or would become obligated to pay, on the next date on which any amount would be payable with respect to a Security (an "Affected Security" and, collectively, the "Affected Securities"), any Additional Amounts as a result of a change in or an amendment to the laws (including any regulations promulgated thereunder) of any Relevant Jurisdiction, or any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date and which change shall not have been disclosed to the public prior to the Issue Date, and that such obligation cannot be avoided by the Issuer taking reasonable measures available to it, then the Issuer may redeem, at its option, all the Affected Securities (but, except pursuant to clause (3) below, not less than all the Affected Securities), on not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) and Liquidated Damages (if any) to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) (such optional redemption, a "Special Tax Redemption"); provided, however, that (1) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts were a payment in respect of the Securities then due, (2) at the time any such Special Tax Redemption notice is given, such obligation to pay such Additional Amounts must remain in effect and (3) the Issuer may redeem the Affected Securities in part if the Issuer redeems all Affected Securities held by Holders in respect of which, as a result of the foregoing, the Issuer is or would be obligated to pay Additional Amounts based on a withholding tax rate in excess of 10%. Notwithstanding the foregoing, the Issuer may not redeem the Affected Securities if the Issuer is obligated to pay any Additional Amounts as a result of a change in or an amendment to the laws (including regulations promulgated thereunder), or any change in or amendment to any official position regarding the application or interpretation of such laws or regulations (any such change in or amendment to, a "Change of Law"), of a Relevant Jurisdiction that occurs or is disclosed on or before the six month anniversary of the date on which such Relevant Jurisdiction became a Relevant Jurisdiction; provided, however, that if the Issuer reincorporates in the United States and Additional Amounts are payable with respect to Taxes imposed by the United States or any political subdivision or taxing authority thereof or therein ("United States Taxes"), this restriction on the Issuer's ability to redeem the Affected Securities shall not apply unless the Change of Law occurs or is disclosed before the date of such reincorporation and shall not apply if, absent such reincorporation, (1) the Issuer would nonetheless have been required to pay Additional Amounts with respect to such Affected Securities in respect of such United States Taxes and (2) without regard to this proviso, the Issuer would have been entitled to redeem such Affected Securities pursuant to a Special Tax Redemption as a result of such payment of Additional Amounts.


                                    ARTICLE 4

                                    Covenants

     SECTION 4.01. Intentionally Omitted.

     SECTION 4.02. Payment of Securities. The Issuer shall promptly pay the principal of and interest and Liquidated Damages (if any) on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and Liquidated Damages (if any) shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, interest and Liquidated Damages (if any) then due.

     The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and shall pay interest on overdue installments of interest and Liquidated Damages (if any) at the same rate to the extent lawful.

     SECTION 4.03. Reports. (a) Whether or not required by the Commission, so long as any Securities are outstanding, the Issuer shall furnish to the Holders of Securities, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or any successor forms) if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuer and its Subsidiaries and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K (or any successor form) if the Issuer were required to file such reports.

     (b) If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.03 shall include selected financial information, either on the face of the financial statements or in the footnotes thereto, regarding the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

     (c) In addition, whether or not required by the Commission, the Issuer shall file a copy of all information and reports referred to in clauses (1) and
(2) of paragraph (a) of this Section 4.03 with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder

(as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 4.04. Restricted Payments. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment, unless, at the time of and after giving effect to such Restricted
Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either test set forth in the proviso to paragraph (a) of Section 4.05; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4) and (6) of paragraph (b) of this Section 4.04) is less than the sum, without duplication, of:

               (A) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

               (B) 100% of the aggregate net cash proceeds received by the Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Issuer), except to the extent such net cash proceeds are used to increase the amount of dividends on Preferred Stock of the Issuer or the amount of Restricted Investments that may be made pursuant to clause (7) of paragraph (b) of this Section 4.04; plus

               (C) 100% of the fair market value (as determined by the Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of assets used or useful in a Permitted Business received by the Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock); plus

               (D) to the extent not already included in Consolidated Net Income of the Issuer for such period, if any Restricted Investment that was made by the Issuer or any Restricted Subsidiary after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment or designated amount of Unrestricted Subsidiary; plus

               (E) to the extent that any Unrestricted Subsidiary is designated by the Issuer as a Restricted Subsidiary after the Issue Date, an amount equal to the lesser of (i) the net book value of the Issuer's Investment in such Unrestricted Subsidiary at the time of such designation and (ii) the fair market value of the Issuer's Investment in such Unrestricted Subsidiary at the time of such designation.


     (b) The preceding paragraph (a) shall not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Issuer or of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of paragraph (a) of this Section 4.04;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Issuer with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend or distribution by a Restricted Subsidiary of the Issuer to the holders of its common Equity Interests so long as the Issuer or such Restricted Subsidiary receives at least its pro rata share (and in like form) of such dividend or distribution in accordance with its common Equity Interests;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any employee of the Issuer or a Restricted Subsidiary or member of the Issuer's (or any of its Restricted Subsidiaries') management pursuant to any equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10 million;

          (6) the purchase by a Restricted Subsidiary of shares of Capital Stock of the Issuer from the Issuer or the deemed repurchase of Capital Stock by the Issuer or a Restricted Subsidiary on the exercise of stock options;

          (7) payments of dividends by the Issuer on Preferred Stock of the Issuer or the making of Restricted Investments by the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed 100% of the aggregate net cash proceeds received by the Issuer since the Issue Date from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such dividend payment or Restricted Investment shall be excluded from clause (3)(B) of paragraph (a) of this Section 4.04;

          (8) the purchase by the Issuer or a Restricted Subsidiary of Equity Interests in a Restricted Subsidiary from another Person;

          (9) scheduled dividends payable on the Series C Preferred Stock;

          (10) payment of dividends on Preferred Stock of a Restricted Subsidiary; and

          (11) other Restricted Payments in an aggregate principal amount not to exceed $25 million;

provided that the Issuer shall not and shall not permit any of its Restricted Subsidiaries to make any Restricted Payment contemplated by clauses (2) through
(10) above so long as a Default has occurred and is continuing.

     (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Issuer or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.04 shall be either (1) determined by the Board of Directors, whose resolution with respect thereto shall be delivered to the Trustee or (2) based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of international standing if the fair market value exceeds $25 million. Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.04 were computed, together with a copy of any fairness opinion or appraisal required by this Section 4.04.

     SECTION 4.05. Incurrence of Indebtedness and Issuance of Preferred Stock.
(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Issuer shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the

Issuer or any Restricted Subsidiary may incur Indebtedness (including Acquired
Debt), and the Issuer may issue Disqualified Stock, and any Restricted Subsidiary may issue Preferred Stock, if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock and the application of the proceeds thereof, no Default would occur as a consequence of such incurrence or issuance or be continuing following such incurrence or issuance and either (1) the Consolidated Leverage Ratio of the Issuer would be less than 5.0 to 1.0, or (2) the Issuer's Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet is less than 2.0 to 1.0.

     (b) Nothing contained in paragraph (a) of this Section 4.05 shall prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Issuer and its Restricted Subsidiaries of additional Indebtedness and letters of credit pursuant to Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed $850 million as of such date of incurrence less the aggregate amount of all Net Proceeds of Asset Sales applied to repay term Indebtedness outstanding under one or more Credit Facilities pursuant to clause (1) of paragraph (b) of Section 4.14;

          (2) the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

          (3) the incurrence by the Issuer of Indebtedness represented by the Securities to be issued on the Issue Date;

          (4) the issuance by a Subsidiary of Preferred Stock or the incurrence by the Issuer's Subsidiaries of Non-Recourse Debt (including Acquired Debt that constitutes Non-Recourse Debt); provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of a Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer that was not permitted by this clause (4);

          (5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under paragraph (a) of this Section 4.05 or clauses (2), (3) or this clause (5) of this paragraph
     (b);

          (6) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

               (A) if the Issuer is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to all Obligations with respect to the Securities and this Indenture; and

               (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk or currency exchange rate risk;

          (8) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, as the case may be, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this Section 4.05;

          (9) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $50 million; or

          (10) the incurrence by Restricted Subsidiaries of Guarantees of Indebtedness of the Issuer or any Restricted Subsidiary that is not subordinated to the Securities.

     (c) The Issuer shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer unless such Indebtedness is also contractually subordinated in right of payment to the Securities on substantially identical terms; provided, however, that no Indebtedness of the Issuer shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured.

     (d) For purposes of determining compliance with this Section 4.05, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) of paragraph (b) of this Section 4.05, or is entitled to be incurred pursuant to paragraph (a) of this Section 4.05, the Issuer shall be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.05.

     SECTION 4.06. Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

     SECTION 4.07. Sale and Leaseback Transactions. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

          (1) the Issuer or such Restricted Subsidiary, as applicable, could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under Section 4.05 and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.06;

          (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such Sale and Leaseback Transaction; and

          (3) the transaction complies with Section 4.14.

     SECTION 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

     (b) The restrictions set forth in paragraph (a) of this Section 4.08 shall not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the Issue Date;

          (2) any customary (as conclusively determined in good faith by the Chief Financial Officer of the Issuer) encumbrance or restriction applicable to the Issuer or a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Indebtedness of the Issuer or Indebtedness contained in any Credit Facilities or Indebtedness incurred pursuant to clause (4) of paragraph (b) of Section 4.05; provided that, other than with respect to Preferred Stock of a Subsidiary or Non-Recourse Debt of a

     Subsidiary (including Non-Recourse Debt that is Acquired Debt), such encumbrances and restrictions permit the distribution of funds to the Issuer in an amount sufficient for the Issuer to make the timely payment of interest, premium (if any), Liquidated Damages (if any) and principal (whether at stated maturity, by way of a sinking fund applicable thereto, by way of any mandatory redemption, defeasance, retirement or repurchase thereof, including upon the occurrence of designated events or circumstances or by virtue of acceleration upon an event of default, or by way of redemption or retirement at the option of the holder of the Indebtedness, including pursuant to offers to purchase) according to the terms of this Indenture and the Securities and other Indebtedness that is solely an obligation of the Issuer, but provided further that such agreement may nevertheless contain customary (as so determined) net worth, leverage, invested capital and other financial covenants, customary (as so determined) covenants regarding the merger of or sale of all or any substantial part of the assets of the Issuer or any Restricted Subsidiary, customary (as so determined) restrictions on transactions with affiliates and customary (as so determined) subordination provisions governing Indebtedness owed to the Issuer or any Restricted Subsidiary;

          (3) the Credit Agreement as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Credit Agreement, as in effect on the Issue Date;

          (4) this Indenture and the Securities;

          (5) applicable law;

          (6) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the

     Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (7) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (8) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of paragraph (a) of this Section 4.08;

          (9) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (10) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (11) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

          (12) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

          (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     SECTION 4.09. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for

Restricted Payments under paragraph (a) of Section 4.04 or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments set forth in Section 1.01, as the Issuer shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary set forth in Section 1.01. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

     SECTION 4.10. Transactions with Affiliates. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

          (2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, either (A) a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.10 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or (B) an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of international standing.

     (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject, except as set forth below, to the provisions of paragraph (a) of this Section 4.10:

          (1) any employment agreement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Issuer or such Restricted Subsidiary, as the case may be;

          (2) transactions between or among the Issuer and/or its Restricted Subsidiaries;

          (3) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

          (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Issuer;

          (5) Restricted Payments that are permitted by, and Permitted Investments that are not prohibited by, Section 4.04; and

          (6) transactions between the Company and/or its Restricted Subsidiaries, on the one hand, and a Permitted Venture, on the other hand, provided that the condition set forth in clause (1) of paragraph (a) of this Section 4.10 is satisfied.

     SECTION 4.11. Limitation on Issuances of Guarantees of Indebtedness. (a) The Issuer shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Issuer unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Securities by such Restricted Subsidiary (a "Guarantor"), which Guarantee shall (1) be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness and (2) remain in effect for so long as the Guarantee or pledge to secure such other Indebtedness remains in effect.

     (b) No Guarantor shall incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to such Guarantor's Guarantee of the Securities on substantially identical terms; provided, however, that no Indebtedness of a Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Guarantor solely by virtue of being unsecured.

     SECTION 4.12. Business Activities. The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent as would not be material to the Issuer and its Restricted Subsidiaries, taken as a whole.

     SECTION 4.13. Change of Control. (a) If a Change of Control occurs, each Holder of Securities shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Securities pursuant to a Change of Control Offer to Purchase. In the Change of Control Offer to Purchase, the Issuer shall offer a payment (a "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon and Liquidated Damages (if any), to the date of purchase. Within ten days following any Change of Control, the Issuer shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date (the "Change of Control Payment Date") specified in such notice, pursuant to the procedures required by this Indenture and described in such notice. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13 or the requirements set forth in the definition of Offer to Purchase, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.13 or such definition by virtue of such conflict.

     (b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

          (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Issuer.

     (c) The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof.

     (d) The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (e) The Issuer shall not be required to make a Change of Control Offer to Purchase upon a Change of Control if a third party makes the Change of Control Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer to Purchase made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

     SECTION 4.14. Asset Sales. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

          (1) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) such fair market value is (A) determined by two Officers of the Issuer if the fair market value is less than $25 million or (B) determined by the Board of Directors and evidenced by a resolution of the Board of Directors if the fair market value is $25 million or greater, and, in each case, such fair market value is set forth in an Officers' Certificate delivered to the Trustee; and

          (3) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. Only for purposes of this clause (3), each of the following shall be deemed to be cash:

               (A) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet), of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability;

               (B) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion);

               (C) any assets described in clause (2) or (4) of paragraph (b) of this Section 4.14;

               (D) Marketable Securities; and

               (E) Designated Other Permitted Consideration; provided that the aggregate fair market value (as determined pursuant to clause (2) above) of such Designated Other Permitted Consideration, taken together with the fair market value at the time of receipt of all other Designated Other Permitted Consideration received pursuant to this clause (E), less the amount of net cash proceeds previously realized in cash from prior Designated Other Permitted Consideration is less than 5% of the Issuer's Consolidated Tangible Assets at the time of the receipt of such Designated Other Permitted Consideration (with the fair market value of each item of Designated Other Permitted Consideration being measured at the time received and without giving effect to subsequent changes in value).

     (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply (or, in the case of clause (2), (3) or (4) below, enter into a binding commitment to apply) such Net Proceeds:

          (1) to repay Indebtedness of the Issuer or any Restricted Subsidiary which is not subordinated to the Securities;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business or to purchase Equity Interests of a Restricted Subsidiary from another Person;

          (3) to make a capital expenditure in a Permitted Business or to make an Investment in a Permitted Venture; or

          (4) to acquire or to acquire the right to use other long-term assets that are used or useful in a Permitted Business.

     (c) Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

     (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) of this Section 4.14 shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15 million, the Issuer shall make an Offer to Purchase to all Holders of Securities and all holders of other Indebtedness that is pari passu with the Securities containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Offer to Purchase shall be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages (if any) to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities and such other pari passu Indebtedness tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Securities and such other pari passu Indebtedness tendered. Upon completion of each Offer to Purchase required by this Section 4.14, the amount of Excess Proceeds shall be reset at zero.

     (e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Securities required by this Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14 or the definition of the Offer to Purchase, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section
4.14 or such definition by virtue of such conflict.

     SECTION 4.15. Additional Amounts. (a) All payments of principal of, premium, if any, Liquidated Damages, if any, and interest on each Security will be made free and clear of, and without withholding or deduction for, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed, levied, collected, withheld or assessed by or within any jurisdiction in which the Issuer is then incorporated (or the jurisdiction of incorporation of any successor of the Issuer) or any other jurisdiction in which the Issuer (or such successor) is resident for tax purposes or any political subdivision or taxing authority thereof or therein (hereinafter, a "Relevant Jurisdiction"), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction in respect of principal, premium, if any, Liquidated Damages, if any, or interest is so required, the Issuer, or any successor, shall pay such additional amounts ("Additional Amounts") as will result in receipt by each Holder of a Security of such gross amount as would have been received by such Holder or the beneficial owner with respect to such Security, as applicable, had no such withholding or deduction (including any withholding or deduction applicable to Additional Amounts payable) been required, except that no Additional Amounts will be payable for or on account of:

          (1) Taxes that would not have been imposed but for

               (A) the existence of any present or former connection between such Holder or such beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the Relevant Jurisdiction, including such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a national, domiciliary or resident of or treated as a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein; or

               (B) Section 881(c)(3)(A) of the Code (or any successor provision);

          (2) any estate, inheritance, gift, sale, transfer or similar tax, assessment or other governmental charge;

          (3) any Tax that is imposed or withheld by reason of the failure of the Holder or beneficial owner of a Security to timely comply with a request of the Issuer, addressed to the Holder (A) to provide reasonably required or requested information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any reasonably required or requested declaration, filing or claim or satisfy any reasonably required or requested information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Tax; provided, however, that (i) providing information required by Internal Revenue Service Forms W-8, 1001 and 4224 and any successors thereto and (ii) the execution and delivery of such forms is deemed to be reasonably required or requested; or

          (4) any combination of (1), (2) and (3);

nor shall Additional Amounts be paid with respect to payment of the principal of or any premium or interest on any such Security, to any Holder (including any fiduciary or partnership) to the extent that the beneficial owner would not have been entitled to such Additional Amounts had it been the Holder of the Security.

     (b) Where required by applicable law, the Issuer or any Paying Agent, as the case may be, shall also (1) make such withholding or deduction in respect of any Taxes and (2) remit the full amount withheld or deducted to the relevant authority in accordance with applicable law. The Issuer shall furnish to each Holder of Securities, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts satisfactory to the Trustee evidencing such payment by the Issuer.

     (c) Whenever there is mentioned in any context the payment of principal of or any premium or interest on, or in respect of, a Security, or the net proceeds received from the Issuer on the sale or exchange of any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.15 to the extent that, in such context, Additional Amounts are, were, or would be payable in respect thereof pursuant to this Section 4.15.

     (d) The Issuer shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges, or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities or any other document or instrument relating thereto, or the receipt of any payments with respect to the Securities, excluding such taxes, charges, or similar levies imposed by any jurisdiction outside of any jurisdiction in which the Issuer or the Paying Agent is located or incorporated (except those resulting from or required to be paid in connection with, the enforcement of the Securities or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities), and shall indemnify the Holders for any such taxes paid by such Holders.

     (e) The foregoing obligations shall survive any termination, defeasance or discharge of this Indenture.

     SECTION 4.16. (a) Compliance Certificate; Statement by Officers as to Default. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Issuer, stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer are taking or propose to take with respect thereto. The Issuer also shall comply with TIA ss. 314(a)(4).

     (b) The Issuer shall deliver to the Trustee, as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Issuer proposes to take with respect thereto.

     SECTION 4.17. Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                    ARTICLE 5

                     Merger, Consolidation or Sale of Assets


     SECTION 5.01. When Issuer May Merge, Consolidate or Sell Assets. (a) The Issuer shall not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

          (1) either: (A) the Issuer is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of Bermuda, the United States, any state thereof or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Securities and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default exists; and

          (4) the Issuer or the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (if other than the Issuer):

               (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Issuer immediately preceding the transaction; and

               (B) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period or balance sheet date, as applicable, be permitted to incur at least $1.00 of additional Indebtedness pursuant to at least one of the tests set forth in the proviso to paragraph (a) of Section 4.05.

     (b) In addition, the Issuer shall not, directly or indirectly, lease all or substantially all of its properties or assets in one or more related transactions, to any other Person.

     (c) When a successor corporation, trustee, paying agent or registrar assumes all of the obligations of its predecessor under the Securities and this Indenture, the predecessor shall be released from those obligations.

     (d) This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and any of its Restricted Subsidiaries.


                                    ARTICLE 6

                              Defaults and Remedies


     SECTION 6.01. Events of Default. An "Event of Default" occurs if:

          (1) the Issuer defaults in any payment of interest or Liquidated Damages (if any) on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (2) the Issuer defaults in the payment of the principal of, or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (3) the Issuer fails to comply with Section 5.01;

          (4) the Issuer fails to comply Section 4.04, Section 4.05, Section
     4.13 or Section 4.14 and such failure continues for 30 days after the notice specified below;

          (5) the Issuer or any of its Restricted Subsidiaries fails to comply with any of their agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

          (6) the Issuer or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if such default:

               (A) is caused by a failure to pay principal at maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

               (B) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more;

          (7) any judgment or decree for the payment of money in excess of $25 million or its foreign currency equivalent at the time is entered against the Issuer or any of its Subsidiaries, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below;

          (8) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the bene fit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency; or

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clauses (4), (5), or (7) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Issuer of the Default and the Issuer does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4),
(5) or (7), its status and what action the Issuer is taking or proposes to take with respect thereto.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(8) or (9) with respect to the Issuer, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the Securities by notice to the Issuer and the Trustee, may declare the principal of and accrued but unpaid interest and Liquidated Damages (if any) on all the Securities to be due and payable. Upon such a declaration, such principal, interest and Liquidated Damages (if any) shall be due and payable immediately. If an Event of Default specified in Section 6.01(8) or (9) with respect to the Issuer occurs, the principal of and interest and Liquidated Damages (if any) on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpay ment of principal or interest and Liquidated Damages (if any) that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest and Liquidated Damages (if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (1) a Default in the payment of the principal of or interest and Liquidated Damages (if any) on a Security or (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceed ing for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest and Liquidated Damages (if any) when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Inden ture, the right of any Holder to receive payment of princi pal of and interest and Liquidated Damages (if any) on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest and Liquidated Damages (if any) to the extent lawful) and the amounts provided for in Section 7.07.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the

Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disburse ments and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     SECTION 6.10. Priorities. If the Trustee col lects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders for amounts due and unpaid on the Securities for principal, interest and Liquidated Damages (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and Liquidated Damages (if any), respectively; and

          THIRD: to the Issuer.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Inden ture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including rea sonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

     SECTION 6.12. Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatso ever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     Trustee


     SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the require ments of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liabil ity for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

     SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opin ion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the principal corporate trust office of the Trustee, and such notice references the Securities and this Indenture.

     SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Secur ities, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Inde nture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

     SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest and Liquidated Damages (if any) on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

     SECTION 7.06. Reports by Trustee to Holders. If required by TIA ss. 313(a), as promptly as practicable after each May 15 beginning with the May 15, 1999, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of May 15 that complies with such TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

     A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reim burse the Trustee upon request for all out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall fully indemnify the Trustee and any predecessor Trustee against any and all loss, damage, claim, liability or reasonable expense (including reasonable attorneys' fees and expenses and taxes other than taxes based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

     To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and Liquidated Damages (if any) on particular Securities.

     The Issuer's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(8) or (9) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Secur ities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust busi ness or assets to, another corporation or banking associa tion, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIAss. 310(b); provided, however, that there shall be excluded from the operation of TIAss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are out standing if the requirements for such exclusion set forth in TIAss. 310(b)(1) are met.

     SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

     SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When
(1) the Issuer delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (2) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Issuer irrevocably deposits with the Trustee funds suffi cient to pay at maturity or upon redemption all outstanding Securities, including interest and Liquidated Damages (if any) thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer.

     (b) Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (1) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 and the operation of Sections 6.01(4), 6.01(5) (with respect to breaches of Article IV), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(8) and (9), with respect only to Significant Subsidiaries) and the limitations contained in clause (4) of paragraph (a) of Section 5.01 ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Issuer exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(5) (with respect to breaches of Article IV), 6.01(6), 6.01(7), 6.01(8) or 6.01(9) (but, in the case of Sections 6.01(8) and (9), with respect only to Significant Subsidiaries) or because of the failure of the Issuer to comply with clause (4) of paragraph (a) of Section 5.01.

     Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

     (c) Notwithstanding paragraphs (a) and (b) of this Section 8.01, the Issuer's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.02, 4.15,
7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer's obligations in Sections 7.07, 8.04 and
8.05 shall survive such satisfaction and discharge.

     SECTION 8.02. Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Issuer irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest and Liquidated Damages (if any) on the Securities to maturity or redemption, as the case may be;

          (2) the Issuer delivers to the Trustee a cer tificate from a internationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest and Liquidated Damages (if any) when due and without reinvestment on the deposited U.S. Government Obliga tions plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest and Liquidated Damages (if any) when due on all the Secur ities to maturity or redemption, as the case may be;

          (3) no Default shall have occurred and be continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit) and 91 days pass after the deposit is made and during the 91-day period no Default specified in Sections 6.01(8) or 6.01(9) with respect to the Issuer occurs which is continuing at the end of the period;

          (4) the deposit will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

          (5) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the Issue Date there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (8) in the case of the legal defeasance option or the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the Issuer's jurisdiction of incorporation confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for income tax purposes in such jurisdiction as a result of such legal defeasance or covenant defeasance and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred;

          (9) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Issuer between the date of deposit and the 91st day following the deposit and, assuming that no Holder is an "insider" of the Issuer under applicable bankruptcy law, after the 91st day following the deposit, the transfer of the trust funds will not be characterizable as a preference under Section 547 of the Bankruptcy Law;

          (10) the Issuer delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Securities over the other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

          (11) the Issuer delivers to the Trustee an Offi cers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

     Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with
Article 3.

     SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obliga tions deposited with it pursuant to this Article
8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and Liquidated Damages (if any) on the Securities.

     SECTION 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon written request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest and Liquidated Damages (if any) that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

     SECTION 8.05. Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the princi pal and interest received on such U.S. Government Obliga tions.

     SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restrain ing or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of interest and Liquidated Damages (if any) on or principal of any Securities because of the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   Amendments


     SECTION 9.01. Without Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Holder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article 5;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Sec tion 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to provide for the issuance of additional Securities in accordance with the provisions set forth in this Indenture;

          (5) to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

          (6) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder.

     After an amendment under this Section becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.02. With Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities). However, without the consent of each Holder affected thereby, an amendment may not:

          (1) reduce the principal amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest or Liquidated Damages (if any) on any Security;

          (3) reduce the principal of or extend the Stated Maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to the covenants set forth in Sections 4.13 and 4.14);

          (4) reduce the premium payable upon the redemption of any Security or change the time at which any Secur ity may be redeemed in accordance with
     Article 3;

          (5) make any Security payable in money other than that stated in the Securities;

          (6) waive a Default in the payment of principal of, or interest, Liquidated Damages or premium, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the Payment Default that resulted from such acceleration);

          (7) waive a redemption payment with respect to any Security (other than a payment required by the covenants set forth in Sections 4.13 and 4.14); or

          (8) modify the rights of Holders to receive Additional Amounts; or

          (9) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subse quent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subse quent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

     The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 9.05. Notation on or Exchange of Securi ties. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In sign ing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     SECTION 9.07. Payments for Consent. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders of Securities that consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                  Miscellaneous


     SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or con flicts with another provision which is required to be included in this Indenture by the TIA, the required provi sion shall control.

     SECTION 10.02. Notices. Any notice or communica tion shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Issuer:

                           Loral Space & Communications Ltd.
                           600 Third Avenue
                           New York, NY 10016 95164-0670
                           Attention: Eric J. Zahler
                           Facsimile: (212) 338-5350

                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, NY 10286
                           Attention:  Corporate Trust Administration
                           Facsimile:  (212) 815-5915

     The Issuer or the Trustee by notice to the other may designate additional or different addresses for subse quent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 10.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

     SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condi tion;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opin ion of such individual, such covenant or condition has been complied with.

     SECTION 10.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     SECTION 10.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 10.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institu tions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest and Liquidated Damages (if any) shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 10.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     SECTION 10.10. No Recourse Against Others. No past, present or future director, officer, partner (including any general partner) employee, incorporator or stockholder, as such, of the Issuer shall have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 10.11. Successors. All agreements of the Issuer in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 10.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 10.14. Jurisdiction; Consent to Service of Process. THE ISSUER HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURTS LOCATED IN THE CITY OF NEW YORK FOR ANY LAWSUITS, CLAIMS OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES NOT TO COMMENCE ANY SUCH LAWSUIT, CLAIM OR OTHER PROCEEDING EXCEPT IN SUCH COURTS. THE ISSUER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LAWSUIT, CLAIM, OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURTS LOCATED IN THE CITY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LAWSUIT, CLAIM OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUER HAS APPOINTED ERIC J. ZAHLER AT 600 THIRD AVENUE, NEW YORK, NEW YORK 10016, U.S.A. (HEREINAFTER REFERRED TO IN SUCH CAPACITY AS THE "PROCESS AGENT"), AS ITS AUTHORIZED AGENT UPON WHOM PROCESS MAY BE SERVED IN ANY SUCH SUIT OR PROCEEDING. THE ISSUER REPRESENTS TO THE TRUSTEE THAT IT HAS NOTIFIED THE PROCESS AGENT OF SUCH DESIGNATION AND APPOINTMENT AND THAT THE PROCESS AGENT HAS ACCEPTED THE SAME IN WRITING. THE ISSUER HAS AUTHORIZED AND DIRECTED THE PROCESS AGENT TO ACCEPT SUCH SERVICE. IF THE PROCESS AGENT SHALL CEASE TO ACT AS THE ISSUER'S AGENT FOR SERVICE OF PROCESS, THE ISSUER SHALL APPOINT WITHOUT DELAY ANOTHER SUCH AGENT AND NOTIFY THE TRUSTEE OF SUCH APPOINTMENT. THE ISSUER FURTHER AGREES THAT SERVICE OF PROCESS UPON THE PROCESS AGENT AND WRITTEN NOTICE OF SAID SERVICE TO THE ISSUER MAILED BY FIRST CLASS MAIL OR DELIVERED TO THE PROCESS AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE TRUSTEE'S RIGHT OR THE RIGHT OF ANY PERSON CONTROLLING THE TRUSTEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE ISSUER AGREES THAT A FINAL ACTION IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                        LORAL SPACE & COMMUNICATIONS LTD.

                                              by  /s/ Richard Townsend
                                                  -----------------------------
                                                  Name:
                                                  Title:


                        THE BANK OF NEW YORK, as Trustee

                                              by  /s/ Mary La Gumina
                                                  -----------------------------
                                                  Name: Mary La Gumina
                                                  Title:Assistant Vice President